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                                   EXHIBIT 11
                         INDEPENDENT AUDITOR'S CONSENT

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Deloitte &
Touche LLP       ---------------------------------------------------------------
                 50 Fremont Street                     Telephone: (415) 247-4000
                 San Francisco, California 94105-2230  Facimile:  (415) 247-4329


                                                                      Exhibit 11

INDEPENDENT AUDITOR'S CONSENT

The Montgomery Funds:

We consent to (a) the incorporation by reference in this Post-Effective Amendment No. 49 to Registration Statement No. 33-34841 of The Montgomery Funds on Form N-1A of our report dated August 16, 1996 incorporated by reference in the Combined Statement of Additional Information and (b) the reference to us under the caption "Financial Highlights" appearing in the Combined Prospectus which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
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April 23, 1997

Deloitte Touche
Tohmatsu
International